Exhibit 99.1
N E W S R E L E A S E

Expand Energy Corporation Reports Second Quarter 2026 Results

SPRING, Texas – July 28, 2026 – Expand Energy Corporation (NASDAQ: EXE) ("Expand Energy" or the "Company") today reported second quarter 2026 financial and operating results.

•Net cash provided by operating activities of $1,096 million, driven by continued operational execution
•Net income of $522 million, or $2.19 per fully diluted share; adjusted net income(1) of $317 million, or $1.33 per diluted share
•Adjusted EBITDAX(1) of $1,183 million
•Net production of ~7.48 Bcfe/d (92% natural gas), reaffirmed full-year 2026 guidance of 7.4 – 7.6 Bcfe/d
•Total debt of $3.7 billion as of quarter-end, down ~$1.3 billion from year-end as a result of senior note redemption in April 2026
•Reported quarter-end net debt(1) of $3.1 billion and peer-leading leverage ratio of ~0.5x
•Approximately $530 million of common stock repurchases in the second quarter; year-to-date repurchases total approximately $850 million or 4% of shares outstanding
•Announced additional ~$1 billion buyback authorization, facilitating continued opportunistic share repurchases
•Released 2025 Sustainability Report with consistent, transparent performance data disclosure
•Announced the acquisition of Twin Eagle Holdings, N.A. LLC ("Twin Eagle"), creating North America's leading integrated natural gas company

(1) Definitions of non-GAAP financial measures and reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure are included at the end of this release.

“This year, the team has been focused on two key initiatives, executing with discipline and accelerating our marketing and commercial strategy. I'm pleased with the significant progress we've made on both fronts,” said Mike Wichterich, Interim President and Chief Executive Officer of Expand Energy. “We’ve strengthened our balance sheet and achieved a peer-leading leverage ratio, giving us the flexibility to opportunistically allocate capital. We acted decisively with our buyback program, reduced outstanding shares by 4%, and authorized an additional $1 billion of share repurchases. Through our leasing program, we’ve organically extended our inventory across our portfolio at a significant discount to recent industry acquisitions. Most importantly, our recently announced acquisition of Twin Eagle immediately establishes Expand as the leading integrated natural gas company, extends our access to demand markets from coast to coast, and meaningfully accelerates our strategy. The team is executing on all fronts, delivering as promised, and creating sustainable value for our shareholders.”

INVESTOR CONTACT:	MEDIA CONTACT:	EXPAND ENERGY CORPORATION
Brittany Raiford (405) 935-8870 ir@expandenergy.com	Brooke Coe (405) 935-8878 media@expandenergy.com	10000 Energy Drive Spring, TX 77389

Operations Update

Expand Energy operated an average of 12 rigs during the second quarter, drilling 55 wells and turning 48 wells in line, resulting in net production of approximately 7.48 Bcfe/d (92% natural gas). A detailed breakdown of second quarter production, capital expenditures and activity can be found in the supplemental slides which have been posted at https://investors.expandenergy.com/events-presentations.

2026 Capital and Operating Outlook

In 2026, Expand Energy expects to run 11 – 12 rigs and invest approximately $2.75 – $2.95 billion. Average daily production is expected to be approximately 7.4 – 7.6 Bcfe/d.

A detailed breakdown of the Company's 2026 annual capital and operating outlook can be found in the supplemental slides.

Shareholder Returns Update

Expand Energy expects to continue its returns-focused allocation of capital, including to share repurchases, while preserving balance sheet capacity to capitalize on attractive opportunities through the cycle. Year-to-date through July 24, 2026, the Company has redeemed approximately $1.3 billion of gross debt and executed $849 million of share repurchases. The Company plans to pay its quarterly base dividend of $0.575 per share on September 3, 2026 to shareholders of record at the close of business on August 13, 2026.

Conference Call Information

A conference call to discuss Expand Energy's second quarter 2026 financial and operating results and 2026 outlook has been scheduled for 9 a.m. EDT on July 29, 2026. Participants can access the live webcast at https://edge.media-server.com/mmc/p/w7azq3eg/. Participants who would like to ask a question, can register at https://register-conf.media-server.com/register/BIa5617126d27645d887bff8d8eefaf1c6, and will receive the dial-in info and a unique PIN to join the call. Links to the conference call will be provided at https://investors.expandenergy.com/. A replay will be available on the website following the call.
Financial Statements, Non-GAAP Financial Measures and 2026 Guidance and Outlook Projections

This news release contains the non-GAAP financial measures described below in the section titled "Non-GAAP Financial Measures." Reconciliations of each non-GAAP financial measure used in this news release to the most directly comparable GAAP financial measure are provided below. Additional detail on the Company’s 2026 second quarter financial and operational results, along with non-GAAP measures that adjust for items typically excluded by securities analysts, are available on the Company’s website. Non-GAAP measures should not be considered as an alternative to, or more meaningful than, GAAP measures. Management’s guidance for 2026 can be found on the Company’s website at www.expandenergy.com.

Expand Energy Corporation (NASDAQ: EXE) is North America’s largest natural gas producer, powered by dedicated and innovative employees focused on expanding the value of natural gas by connecting global scale to growing markets. Expand Energy’s returns-driven strategy strives to create sustainable value for its stakeholders by leveraging its advantaged portfolio, financial strength and operational excellence. Expand Energy is committed to expanding America’s energy reach to fuel a more affordable, reliable, lower carbon future.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include our current expectations or forecasts of future events, including matters relating to armed conflict between Russia and Ukraine, instability in the Middle East and Venezuela and changes in China-Taiwan relations, along with the effects of the current global economic environment, and the impact of each on our business, financial condition, results of operations and cash flows, actions by, or disputes among or between, members of OPEC+ and other foreign oil-exporting countries, market factors, market prices, our ability to meet debt service requirements, our ability to continue to pay cash dividends, the amount and timing of any cash dividends and our sustainability initiatives. Forward-looking and other statements in this news release regarding our environmental, social and other sustainability plans and goals are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the Securities and Exchange Commission ("SEC"). In addition, historical, current, and forward-looking environmental, social and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as "aim", "predict", "should", "expect," “could,” “may,” "anticipate," "intend," "plan," “ability,” "believe," "seek," "see," "will," "would," “estimate,” “forecast,” "target," “guidance,” “outlook,” “opportunity” or “strategy.” The absence of such words or expressions does not necessarily mean the statements are not forward-looking.

Although we believe the expectations and forecasts reflected in our forward-looking statements are reasonable, they are inherently subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. No assurance can be given that such forward-looking statements will be correct or achieved or that the assumptions are accurate or will not change over time. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include:

•Reduced demand for natural gas, oil, and natural gas liquids ("NGLs");
•negative public perceptions of our industry;
•competition in the natural gas and oil exploration and production industry;
•the volatility of natural gas, oil and NGL prices, which are affected by general economic and business conditions, as well as increased demand for (and availability of) alternative fuels and electric vehicles;
•risks from regional epidemics or pandemics and related economic turmoil, including supply chain constraints;
•write-downs of our natural gas and oil asset carrying values due to low commodity prices;
•significant capital expenditures are required to replace our reserves and conduct our business;
•our ability to replace reserves and sustain production;
•uncertainties inherent in estimating quantities of natural gas, oil and NGL reserves and projecting future rates of production and the amount and timing of development expenditures;
•drilling and operating risks and resulting liabilities;
•our ability to generate profits or achieve targeted results in drilling and well operations;
•leasehold terms expiring before production can be established;
•risks from our commodity price risk management activities;
•uncertainties, risks and costs associated with natural gas and oil operations;
•our need to secure adequate supplies of water for our drilling operations and to dispose of or recycle the water used;
•pipeline and gathering system capacity constraints and transportation interruptions;
•risks related to our plans to participate in the global LNG value chain;
•terrorist activities and/or cyber-attacks adversely impacting our operations;
•risks from failure to protect personal information and data and compliance with data privacy and security laws and regulations;
•disruption of our business by natural or human causes beyond our control;
•a deterioration in general economic, business or industry conditions;
•the impact of inflation and commodity price volatility, including as a result of decisions made by OPEC+ and armed conflict between Russia and Ukraine, instability in the Middle East and Venezuela, and changes in China-Taiwan relations, along with the effects of the current global economic environment, on our business, financial condition, employees, contractors, vendors and the global demand for natural gas and oil and on U.S. and global financial markets;
•our inability to access the capital markets on favorable terms;
•the limitations on our financial flexibility due to our level of indebtedness and restrictive covenants from our indebtedness;
•challenges with employee recruitment and retention and an increasingly competitive labor market;
•risks related to acquisitions or dispositions, or potential acquisitions or dispositions;

•security threats, including cybersecurity threats and disruptions to our business and operations from breaches of our information technology systems, or from breaches of information technology systems of third parties with whom we transact business;
•our ability to achieve and maintain sustainability certifications, goals and commitments;
•environmental and sustainability legislation and regulatory initiatives, including those addressing the impact of climate change or further regulating hydraulic fracturing, greenhouse gas emissions, flaring or water disposal;
•federal and state tax proposals affecting our industry;
•risks related to an annual limitation on the utilization of our tax attributes, which was triggered upon the completion of our merger with Southwestern Energy Company, as well as trading in our common stock, additional issuance of common stock, and certain other stock transactions, which could lead to an additional, potentially more restrictive, annual limitation;
•the actual consummation of the acquisition of Twin Eagle (the "Twin Eagle Acquisition") and the expected timetable for completion thereof, the results, effects and benefits of the Twin Eagle Acquisition, future opportunities for the Company, other plans with respect to the Twin Eagle Acquisition, and the anticipated impact of the Twin Eagle Acquisition on the Company’s results of operations, financial position, growth opportunities and competitive position;
•the integration of acquisitions, including the Twin Eagle Acquisition; and
•other factors that are described under Risk Factors in Item 1A of Part I of our Annual Report on Form 10-K filed with the SEC.

We caution you not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of the filing date, and we undertake no obligation and have no intention to update any forward-looking statement, except as required by law. We urge you to carefully review and consider the disclosures in this news release and our filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business.

All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

($ in millions, except per share data)	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$663	$616
Restricted cash	101	80
Accounts receivable, net	1,098	1,599
Derivative assets	602	264
Other current assets	378	357
Total current assets	2,842	2,916
Property and equipment:
Natural gas and oil properties, successful efforts method
Proved natural gas and oil properties	28,092	26,606
Unproved properties	5,501	5,478
Other property and equipment	547	509
Total property and equipment	34,140	32,593
Less: accumulated depreciation, depletion and amortization	(9,690)	(8,278)
Property and equipment held for sale, net	—	40
Total property and equipment, net	24,450	24,355
Long-term derivative assets	113	47
Deferred income tax assets	—	168
Other long-term assets	625	801
Total assets	$28,030	$28,287

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$942	$753
Accrued interest	78	100
Derivative liabilities	1	3
Other current liabilities	1,944	2,045
Total current liabilities	2,965	2,901
Long-term debt, net	3,685	5,009
Long-term derivative liabilities	—	1
Asset retirement obligations, net of current portion	723	688
Long-term contract liabilities	835	975
Other long-term liabilities	412	135
Total liabilities	8,620	9,709
Contingencies and commitments
Stockholders' equity:
Common stock, $0.01 par value, 450,000,000 shares authorized: 234,349,727 and 239,249,874 shares issued	2	2
Additional paid-in capital	13,774	13,746
Retained earnings	5,634	4,830
Total stockholders' equity	19,410	18,578
Total liabilities and stockholders' equity	$28,030	$28,287

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions, except per share data)	2026	2025	2026	2025
Revenues and other:
Natural gas, oil and NGL	$1,830	$2,021	$5,145	$4,321
Marketing	681	788	1,893	1,698
Gains (losses) on derivatives	449	877	320	(137)
Gains (losses) on sales of assets	—	4	(1)	4
Total revenues and other	2,960	3,690	7,357	5,886
Operating expenses:
Production	168	151	353	298
Gathering, processing and transportation	634	563	1,324	1,126
Severance and ad valorem taxes	60	49	120	97
Exploration	16	20	30	27
Marketing	649	791	1,770	1,710
General and administrative	50	40	113	87
Separation and other termination costs	—	—	9	—
Depreciation, depletion and amortization	722	769	1,433	1,480
Other operating expense, net	—	38	13	60
Total operating expenses	2,299	2,421	5,165	4,885
Income from operations	661	1,269	2,192	1,001
Other income (expense):
Interest expense	(43)	(60)	(102)	(119)
Gains on purchases, exchanges or extinguishments of debt	37	3	37	3
Other income, net	17	16	34	24
Total other income (expense)	11	(41)	(31)	(92)
Income before income taxes	672	1,228	2,161	909
Income tax expense	150	260	480	190
Net income	$522	$968	$1,681	$719
Earnings per common share:
Basic	$2.19	$4.07	$7.03	$3.04
Diluted	$2.19	$4.02	$7.02	$2.99
Weighted average common shares outstanding (in thousands):
Basic	238,224	237,973	239,058	236,213
Diluted	238,357	240,560	239,559	240,628

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2026	2025	2026	2025
Cash flows from operating activities:
Net income	$522	$968	$1,681	$719
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	722	769	1,433	1,480
Deferred income tax expense	146	171	465	134
Derivative (gains) losses, net	(449)	(877)	(320)	137
Cash receipts (payments) on derivative settlements, net	294	16	(92)	(29)
Share-based compensation	12	13	22	22
(Gains) losses on sales of assets	—	(4)	1	(4)
Contract amortization	(68)	(72)	(98)	(124)
Gains on purchases, exchanges or extinguishments of debt	(37)	(3)	(37)	(3)
Other	(1)	20	34	16
Changes in assets and liabilities	(45)	321	409	70
Net cash provided by operating activities	1,096	1,322	3,498	2,418
Cash flows from investing activities:
Capital expenditures	(753)	(657)	(1,460)	(1,220)
Property acquisitions	(3)	—	(7)	—
Receipts of deferred consideration	56	56	116	116
Contributions to investments	—	(5)	(1)	(9)
Distributions from investments	—	—	10	—
Proceeds from divestitures of property and equipment	2	15	43	15
Net cash used in investing activities	(698)	(591)	(1,299)	(1,098)
Cash flows from financing activities:
Proceeds from credit facility	—	100	—	825
Payments on credit facility	—	(100)	—	(825)
Proceeds from warrant exercise	—	1	15	22
Cash paid to repurchase and retire common stock	(514)	(99)	(580)	(99)
Cash paid to purchase debt	(1,287)	(117)	(1,287)	(553)
Cash paid for common stock dividends	(138)	(137)	(279)	(279)
Net cash used in financing activities	(1,939)	(352)	(2,131)	(909)
Net increase (decrease) in cash, cash equivalents and restricted cash	(1,541)	379	68	411
Cash, cash equivalents and restricted cash, beginning of period	2,305	427	696	395
Cash, cash equivalents and restricted cash, end of period	$764	$806	$764	$806

Cash and cash equivalents	$663	$731	$663	$731
Restricted cash	101	75	101	75
Total cash, cash equivalents and restricted cash	$764	$806	$764	$806

NATURAL GAS, OIL AND NGL PRODUCTION AND AVERAGE SALES PRICES (unaudited)

	Three Months Ended June 30, 2026
	Natural Gas		Oil		NGL		Total
	MMcf per day	$/Mcf	MBbl per day	$/Bbl	MBbl per day	$/Bbl	MMcfe per day	$/Mcfe
Haynesville	3,187	2.62	—	—	—	—	3,187	2.62
Northeast Appalachia	2,625	2.15	—	—	—	—	2,625	2.15
Southwest Appalachia	1,084	2.47	14	84.71	83	26.26	1,670	3.64
Total	6,896	2.42	14	84.71	83	26.26	7,482	2.69

Average NYMEX Price		2.90		92.79
Average Realized Price (including realized derivatives)		2.90		81.37		25.82		3.12

	Three Months Ended June 30, 2025
	Natural Gas		Oil		NGL		Total
	MMcf per day	$/Mcf	MBbl per day	$/Bbl	MBbl per day	$/Bbl	MMcfe per day	$/Mcfe
Haynesville	2,978	3.12	—	—	—	—	2,978	3.12
Northeast Appalachia	2,662	2.65	—	—	—	—	2,662	2.65
Southwest Appalachia	956	3.11	18	54.47	83	23.19	1,562	3.75
Total	6,596	2.93	18	54.47	83	23.19	7,202	3.08

Average NYMEX Price		3.44		63.74
Average Realized Price (including realized derivatives)		2.98		55.89		23.08		3.14

	Six Months Ended June 30, 2026
	Natural Gas		Oil		NGL		Total
	MMcf per day	$/Mcf	MBbl per day	$/Bbl	MBbl per day	$/Bbl	MMcfe per day	$/Mcfe
Haynesville	3,167	3.50	—	—	—	—	3,167	3.50
Northeast Appalachia	2,705	3.96	—	—	—	—	2,705	3.96
Southwest Appalachia	1,033	3.39	15	74.47	78	25.90	1,587	4.16
Total	6,905	3.67	15	74.47	78	25.90	7,459	3.81

Average NYMEX Price		3.97		82.36
Average Realized Price (including realized derivatives)		3.59		73.01		25.67		3.73

	Six Months Ended June 30, 2025
	Natural Gas		Oil		NGL		Total
	MMcf per day	$/Mcf	MBbl per day	$/Bbl	MBbl per day	$/Bbl	MMcfe per day	$/Mcfe
Haynesville	2,798	3.29	—	—	—	—	2,798	3.29
Northeast Appalachia	2,665	3.20	—	—	—	—	2,665	3.20
Southwest Appalachia	963	3.24	16	58.34	79	26.66	1,533	4.01
Total	6,426	3.24	16	58.34	79	26.66	6,996	3.41

Average NYMEX Price		3.55		67.58
Average Realized Price (including realized derivatives)		3.24		59.30		26.04		3.40

CAPITAL EXPENDITURES ACCRUED (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2026	2025	2026	2025
Drilling and completion capital expenditures:
Haynesville	$335	$348	$631	$634
Northeast Appalachia	132	117	248	220
Southwest Appalachia	189	138	345	303
Total drilling and completion capital expenditures	656	603	1,224	1,157
Non-drilling and completion - field	152	86	258	142
Non-drilling and completion - corporate	43	38	85	90
Total capital expenditures	$851	$727	$1,567	$1,389

NON-GAAP FINANCIAL MEASURES

As a supplement to the financial results prepared in accordance with U.S. GAAP, Expand Energy’s quarterly earnings releases contain certain financial measures that are not prepared or presented in accordance with U.S. GAAP. These non-GAAP financial measures include Adjusted Net Income, Adjusted Diluted Earnings Per Common Share, Adjusted EBITDAX, Free Cash Flow, Adjusted Free Cash Flow and Net Debt. A reconciliation of each financial measure to its most directly comparable GAAP financial measure is included in the tables below. Management believes these adjusted financial measures are a meaningful adjunct to earnings and cash flows calculated in accordance with GAAP because (a) management uses these financial measures to evaluate the Company’s trends and performance, (b) these financial measures are comparable to estimates provided by securities analysts, and (c) items excluded generally are one-time items or items whose timing or amount cannot be reasonably estimated. Accordingly, any guidance provided by the Company generally excludes information regarding these types of items.

Expand Energy's definitions of each non-GAAP measure presented herein are provided below. Because not all companies or securities analysts use identical calculations, Expand Energy’s non-GAAP measures may not be comparable to similarly titled measures of other companies or securities analysts.

Adjusted Net Income: Adjusted Net Income is defined as net income (loss) adjusted to exclude unrealized (gains) losses on derivatives, separation and other termination costs, (gains) losses on sales of assets, and certain items management believes affect the comparability of operating results, less a tax effect using applicable rates. Expand Energy believes that Adjusted Net Income facilitates comparisons of the Company's period-over-period performance, by excluding the impact of items that, in the opinion of management, do not reflect Expand Energy's core operating performance. Adjusted Net Income should not be considered an alternative to, or more meaningful than, net income (loss) as presented in accordance with GAAP.

Adjusted Diluted Earnings Per Common Share: Adjusted Diluted Earnings Per Common Share is defined as diluted earnings (loss) per common share adjusted to exclude the per diluted share amounts attributed to unrealized (gains) losses on derivatives, separation and other termination costs, (gains) losses on sales of assets, and certain items management believes affect the comparability of operating results, less a tax effect using applicable rates. Expand Energy believes that Adjusted Diluted Earnings Per Common Share facilitates comparisons of the Company's period-over-period performance, by excluding the impact of items that, in the opinion of management, do not reflect Expand Energy's core operating performance. Adjusted Diluted Earnings Per Common Share should not be considered an alternative to, or more meaningful than, earnings (loss) per common share as presented in accordance with GAAP.

Adjusted EBITDAX: Adjusted EBITDAX is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation, depletion and amortization expense, exploration expense, unrealized (gains) losses on derivatives, separation and other termination costs, (gains) losses on sales of assets, and certain items management believes affect the comparability of operating results. Adjusted EBITDAX is presented as it provides investors an indication of the Company's ability to internally fund exploration and development activities and service or incur debt. Adjusted EBITDAX should not be considered an alternative to, or more meaningful than, net income (loss) as presented in accordance with GAAP.

Free Cash Flow: Free Cash Flow is defined as net cash provided by operating activities less cash capital expenditures. Free Cash Flow is a liquidity measure that provides investors additional information regarding the Company's ability to service or incur debt and return cash to shareholders. Free Cash Flow should not be considered an alternative to, or more meaningful than, net cash provided by (used in) operating activities, or any other measure of liquidity presented in accordance with GAAP.

Adjusted Free Cash Flow: Adjusted Free Cash Flow is defined as net cash provided by operating activities less cash capital expenditures and cash contributions to investments, adjusted to exclude certain items management believes affect the comparability of operating results. Adjusted Free Cash Flow is a liquidity measure that provides investors additional information regarding the Company's ability to service or incur debt and return cash to shareholders. Adjusted Free Cash Flow should not be considered an alternative to, or more meaningful than, net cash provided by (used in) operating activities, or any other measure of liquidity presented in accordance with GAAP.

Net Debt: Net Debt is defined as GAAP total debt excluding premiums, discounts, and deferred issuance costs less cash and cash equivalents. Net Debt is useful to investors as a widely understood measure of liquidity and leverage, but this measure should not be considered as an alternative to, or more meaningful than, total debt presented in accordance with GAAP.

Net debt to Adjusted EBITDAX: Net debt to Adjusted EBITDAX is a non-GAAP measure and is defined as Net Debt divided by an annualized Adjusted EBITDAX measure on a trailing twelve month calculation. Management uses Net Debt to Adjusted EBITDAX to assess liquidity and leverage. The Company believes this measure is useful to investors because it provides supplemental information to investors regarding its ability internally fund exploration and development activities and service or incur debt. However, this measure should not be considered as an alternative to, or more meaningful than, total debt or net income (loss) as presented in accordance with GAAP.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2026	2025	2026	2025
Net income (GAAP)	$522	$968	$1,681	$719

Adjustments:
Unrealized (gains) losses on derivatives	(153)	(842)	(432)	127
Separation and other termination costs	—	—	9	—
(Gains) losses on sales of assets	—	(4)	1	(4)
Other operating expense, net	3	32	13	58
Gains on purchases, exchanges or extinguishments of debt	(37)	(3)	(37)	(3)
Contract amortization	(68)	(72)	(98)	(124)
Other	(6)	(8)	(18)	(12)
Tax effect of adjustments(a)	56	194	121	(9)
Adjusted net income (Non-GAAP)	$317	$265	$1,240	$752

(a)	The three- and six-month periods ended June 30, 2026 and June 30, 2025 include a tax effect attributed to the reconciling adjustments using a statutory rate of 22%.

RECONCILIATION OF EARNINGS (LOSS) PER COMMON SHARE TO ADJUSTED DILUTED EARNINGS PER COMMON SHARE (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
($/share)	2026	2025	2026	2025
Earnings per common share (GAAP)	$2.19	$4.07	$7.03	$3.04
Effect of dilutive securities	—	(0.05)	(0.01)	(0.05)
Diluted earnings per common share (GAAP)	$2.19	$4.02	$7.02	$2.99

Adjustments:
Unrealized (gains) losses on derivatives	(0.64)	(3.50)	(1.80)	0.53
Separation and other termination costs	—	—	0.04	—
(Gains) losses on sales of assets	—	(0.02)	0.01	(0.02)
Other operating expense, net	0.01	0.13	0.05	0.24
Gains on purchases, exchanges or extinguishments of debt	(0.16)	(0.01)	(0.16)	(0.01)
Contract amortization	(0.29)	(0.30)	(0.41)	(0.51)
Other	(0.03)	(0.03)	(0.08)	(0.05)
Tax effect of adjustments(a)	0.25	0.81	0.50	(0.04)
Adjusted diluted earnings per common share (Non-GAAP)	$1.33	$1.10	$5.17	$3.13

(a)	The three- and six-month periods ended June 30, 2026 and June 30, 2025 include a tax effect attributed to the reconciling adjustments using a statutory rate of 22%..

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDAX (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2026	2025	2026	2025
Net income (GAAP)	$522	$968	$1,681	$719

Adjustments:
Interest expense	43	60	102	119
Income tax expense	150	260	480	190
Depreciation, depletion and amortization	722	769	1,433	1,480
Exploration	16	20	30	27
Unrealized (gains) losses on derivatives	(153)	(842)	(432)	127
Separation and other termination costs	—	—	9	—
(Gains) losses on sales of assets	—	(4)	1	(4)
Other operating expense, net	3	32	13	58
Gains on purchases, exchanges or extinguishments of debt	(37)	(3)	(37)	(3)
Contract amortization	(68)	(72)	(98)	(124)
Other	(15)	(12)	(31)	(18)
Adjusted EBITDAX (Non-GAAP)	$1,183	$1,176	$3,151	$2,571

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2026	2025	2026	2025
Net cash provided by operating activities (GAAP)	$1,096	$1,322	$3,498	$2,418
Cash capital expenditures	(753)	(657)	(1,460)	(1,220)
Free cash flow (Non-GAAP)	343	665	2,038	1,198
Cash distributions from investments	—	—	10	—
Cash contributions to investments	—	(5)	(1)	(9)
Cash paid for merger expenses	—	32	—	80
Adjusted free cash flow (Non-GAAP)	$343	$692	$2,047	$1,269

RECONCILIATION OF TOTAL DEBT TO NET DEBT (unaudited)

($ in millions)	June 30, 2026	December 31, 2025
Total debt (GAAP)	$3,685	$5,009
Premiums, discounts and issuance costs on debt	53	16
Principal amount of debt	3,738	5,025
Cash and cash equivalents	(663)	(616)
Net debt (Non-GAAP)	$3,075	$4,409

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDAX TRAILING TWELVE MONTHS (unaudited)

	Three Months Ended June 30, 2026	Three Months Ended March 31, 2026	Three Months Ended December 31, 2025	Three Months Ended September 30, 2025	Trailing Twelve Months
($ in millions)
Net income (GAAP)	$522	$1,159	$553	$547	$2,781

Adjustments:
Interest expense	43	59	59	57	218
Income tax expense	150	330	134	139	753
Depreciation, depletion and amortization	722	711	759	741	2,933
Exploration	16	14	16	3	49
Unrealized gains on derivatives	(153)	(279)	(179)	(309)	(920)
Separation and other termination costs	—	9	—	5	14
Losses on sales of assets	—	1	68	1	70
Other operating expense (income), net	3	10	11	(40)	(16)
Impairments	—	—	37	—	37
Gains on purchases, exchanges or extinguishments of debt	(37)	—	—	(1)	(38)
Contract amortization	(68)	(30)	(32)	(47)	(177)
Other	(15)	(16)	(1)	(14)	(46)
Adjusted EBITDAX (Non-GAAP)	$1,183	$1,968	$1,425	$1,082	$5,658

NET DEBT TO ADJUSTED EBITDAX (unaudited)

($ in millions)	June 30, 2026
Net debt (Non-GAAP)	$3,075
Adjusted EBITDAX (Non-GAAP)(a)	$5,658
Net debt to Adjusted EBITDAX (Non-GAAP)	0.5

(a)	Adjusted EBITDAX using a trailing twelve month calculation.